Exhibit 99.1

FOR IMMEDIATE RELEASE

Office Properties Income Trust and Diversified Healthcare Trust Announce
Agreement to Merge in All-Share Transaction

Creates a Diversified REIT with a Broad Portfolio, Defensive Tenant Base and Strong Growth Potential

Gains Access to an Attractive Portfolio of Medical Office and Life Science Properties and Provides Access
to National, Private Pay Senior Living Communities Benefitting from Strategic Turnaround

Expected to be Accretive to OPI Normalized Funds from Operations (NFFO) and Cash Available for
Distribution (CAD) in the Second Half of 2024

OPI Board Expects to Set Stabilized Distribution Rate to be Funded by More Diversified Income Sources

Joint Conference Call Today 8:30 a.m. Eastern Time

Newton, MA (April 11, 2023): Office Properties Income Trust (Nasdaq: OPI) today announced that it has entered into a definitive merger agreement with Diversified Healthcare Trust (Nasdaq: DHC), pursuant to which OPI will acquire all of the outstanding common shares of DHC in an all-share transaction. OPI will be the surviving entity in the merger and expects to change its name to “Diversified Properties Trust” upon the closing of the transaction and to continue to trade on The Nasdaq Stock Market LLC. The transaction was unanimously recommended by special committees of the respective Board of Trustees of OPI and DHC comprised of independent, disinterested trustees, and unanimously approved by the respective Board of Trustees.

Pursuant to the merger agreement, DHC shareholders will receive 0.147 shares of OPI for each common share of DHC based on a fixed exchange ratio resulting in OPI shareholders owning approximately 58% of the combined company, and DHC shareholders owning approximately 42% of the combined company.

Concurrent with today’s announcement, OPI’s Board of Trustees announced that it expects to reset OPI’s cash distribution rate to $0.25 per share per quarter, or $1.00 per share per year, beginning in the second quarter of 2023. The new distribution rate will increase financial flexibility for OPI through the closing of the transaction and for the combined company post-closing.

Christopher Bilotto, OPI’s President and Chief Operating Officer made the following statement:

“The merger establishes the combined company as a larger, more diversified REIT, better positioned for long-term growth and value creation for OPI shareholders. DHC has an attractive portfolio of healthcare real estate assets, including a portfolio of medical office and life science properties, with a work from home resistant tenant base, as well as private pay senior living communities that are expected to benefit from a strategic turnaround, a continued post-pandemic recovery and favorable long-term demographics.”

“Against a challenging backdrop for traditional office assets, this merger provides OPI access to stabilized cash flows from DHC’s medical office and life science portfolio and NOI growth potential from its senior housing portfolio. OPI also expects to benefit from access to additional capital sources, including from low-cost government-sponsored sources, such as Fannie Mae and Freddie Mac. In addition, the distribution reset will provide OPI with increased financial flexibility, and the merger is expected to be accretive to OPI’s normalized funds from operations and cash available for distribution beginning in the second half of 2024.”

“I am confident that the merger will create a stronger and more resilient combined company with more diversified revenue sources and decreased exposure to a weakening office market environment. I am excited for shareholders to benefit from the growth potential of the combined company.”

The combined company will be led by the OPI executive management team and managed by The RMR Group (Nasdaq: RMR) and will be headquartered in Newton, MA. The transaction is subject to the approval of OPI and DHC shareholders and other customary closing conditions and is expected to close during the third quarter of 2023. RMR has agreed to waive the contractual termination fees associated with the DHC business management agreement and property management agreement with respect to the transaction.

OPI has secured a commitment from JPMorgan Chase Bank, NA for a $368 million bridge loan facility to help finance closing of the transaction.

Advisors

J.P. Morgan Securities LLC is acting as exclusive financial advisor and Wachtell, Lipton, Rosen & Katz is acting as legal advisor to the special committee of OPI’s Board of Trustees in this transaction. JPMorgan Chase Bank, NA arranged OPI’s bridge loan.

Investor Presentation & Conference Call

A presentation that outlines the details of OPI’s merger with DHC can be found here: https://www.opireit.com/investors/events-and-presentations/default.aspx.

Conference Call

The OPI and DHC management teams will host a joint conference call on Tuesday, April 11, 2023 at 8:30 a.m. Eastern Time. The conference call telephone number is (877) 270-2148. Participants calling from outside the United States and Canada should dial (412) 902-6510. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Tuesday, April 18, 2023. To access the replay, dial (412) 317-0088. The replay pass code is 7227001.

A live audio webcast of the conference call will also be available in a listen-only mode on the company’s website, which is located at www.opireit.com. Participants wanting to access the webcast should visit the company’s website about five minutes before the call. The archived webcast will be available for replay on the company’s website after the call.

About Office Properties Income Trust

OPI is a national REIT focused on owning and leasing office properties primarily to single tenants and those with high credit quality characteristics. As of December 31, 2022, approximately 63% of OPI's revenues were from investment grade rated tenants. OPI owned and leased 160 properties as of December 31, 2022, with approximately 21.0 million square feet located in 30 states and Washington, D.C. In 2023, OPI was named as an Energy Star® Partner of the Year for the sixth consecutive year. OPI is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with over $37 billion in assets under management as of December 31, 2022, and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. OPI is headquartered in Newton, MA. For more information, visit opireit.com.

WARNING REGARDING FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever OPI uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, it is making forward-looking statements. These forward-looking statements are based upon OPI’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by OPI’s forward-looking statements as a result of various factors. For example: (a) OPI and DHC have entered into a definitive merger agreement and the proposed merger is expected to close in the third quarter of 2023. However, the closing of the proposed merger is subject to the satisfaction or waiver of closing conditions, including OPI shareholder approval and the amendment or replacement of OPI’s credit agreement, some of which are beyond OPI’s control, and OPI cannot be sure that any or all of these conditions will be satisfied or waived. In addition, financing, consents or approvals required in connection with the proposed merger may not be received or obtained within the expected timeframe, on the expected terms or at all. Accordingly, the proposed merger may not close on the contemplated terms or at all or it may be delayed; (b) OPI expects to reduce its annual dividend to $1.00 per share beginning in the second quarter of 2023 to increase financial flexibility for OPI. However, the Board of Trustees of OPI, and of the combined company following completion of the proposed merger, will consider many factors when setting distribution rates, and thus future distribution rates may be increased or decreased and OPI cannot be sure as to the rate at which future distributions will be paid; (c) the transactions contemplated by the merger agreement and the terms thereof were evaluated, negotiated and recommended to OPI’s Board of Trustees by a special committee of OPI’s Board of Trustees, comprised solely of OPI’s disinterested, Independent Trustees, and were separately approved by OPI’s Independent Trustees and by OPI’s Board of Trustees, and that J.P. Morgan acted as exclusive financial advisor to the OPI Special Committee. Despite this process, OPI could be subject to claims challenging the proposed merger or other transactions or OPI’s entry into the merger and related agreements because of the multiple relationships among OPI, DHC and The RMR Group LLC (“RMR”) and their related persons and entities or other reasons, and defending even meritless claims could be expensive and distracting to management; and (d) Mr. Bilotto’s statements in this news release regarding the expectations for the combined company may imply that the combined company will achieve its expected strategic and financial goals and the shareholders will benefit from the growth potential of the combined company. However, the combined company will be subject to various risks, including: the risk that the combined businesses will not be integrated successfully or that the integration will be more costly or more time-consuming and complex than anticipated; the risk that cost savings and synergies anticipated to be realized by the merger may not be fully realized or may take longer to realize than expected; risks related to future opportunities, plans and strategy for the combined company, including the uncertainty of expected future financial performance, expected access to cash flows and capital, timing of accretion, distribution rates and results of the combined company following completion of the proposed merger and the challenges facing the industries in which each company currently operates and the combined company will, following the closing of the transaction, operate; risks related to the market value of the OPI common shares of beneficial interest; risks associated with indebtedness incurred in connection with the proposed merger, including the potential inability to access, or reduced access to, the capital markets or other capital resources or increased cost of borrowings, including as a result of a credit rating downgrade; risks associated with the level of capital expenditures of each company and the combined company following the proposed merger; and risks associated with the impact of general economic, political and market factors on the combined company. As a result, the combined company may not achieve the long-term growth and value creation for shareholders as expected.

OPI’s Annual Report on Form 10-K for the year ended December 31, 2022, including under the caption “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and its other filings with the Securities and Exchange Commission (the “SEC”) identify other important factors that could cause differences from any forward-looking statements. OPI’s filings with the SEC are available on the SEC’s website at www.sec.gov. You should not place undue reliance upon any forward-looking statements. Except as required by law, OPI does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

IMPORTANT ADDITIONAL INFORMATION ABOUT THE TRANSACTION

This communication may be deemed to be solicitation material in respect of the proposed merger between OPI and DHC. In connection with the proposed merger, OPI intends to file a registration statement on Form S-4 with the SEC, which will include a preliminary prospectus and related materials to register OPI common shares of beneficial interest to be issued in the merger. OPI intends to file a joint proxy statement/prospectus with DHC and other documents concerning the proposed merger with the SEC. This document is not a substitute for the joint proxy statement/prospectus, Form S-4 or any other document which OPI may file with the SEC. The proposed transaction involving OPI will be submitted to OPI’s shareholders for their consideration. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT OPI AND THE PROPOSED MERGER. When available, the relevant portions of the joint proxy statement/prospectus will be mailed to OPI shareholders. Investors will also be able to obtain copies of the registration statement and the joint proxy statement/prospectus and other relevant documents (when they become available) free of charge at the SEC’s website (www.sec.gov). Additional copies of documents filed with the SEC by OPI may be obtained for free on OPI’s Investor Relation’s website at www.opireit.com/investors or by contacting OPI’s Investor Relations department at 1-617-219-1410.

In addition to the registration statement, OPI files annual, quarterly and current reports and other information with the SEC. OPI’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov.

NO OFFER OR SOLICITATION

This communication is for informational purposes only and is not intended to and shall not constitute an offer to sell or the solicitation of an offer to subscribe for or buy any securities or a solicitation of any vote or approval in any jurisdiction with respect to the proposed merger or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

PARTICIPANTS IN THE SOLICITATION

OPI and certain of its trustees and executive officers, and RMR, OPI’s manager, and its parent and certain of their directors, officers and employees may be deemed to be participants in the solicitation of proxies from the OPI shareholders in connection with the proposed merger. Certain information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of OPI shareholders in connection with the proposed merger and a description of their direct and indirect interests will be set forth in the registration statement and the joint proxy statement/prospectus when filed with the SEC. Information about the trustees and executive officers of OPI is included in the proxy statement for its 2023 annual meeting of shareholders, which was filed with the SEC on April 6, 2023. Copies of the foregoing documents may be obtained as provided above. Additional information regarding the interests of such participants and other persons who may be deemed participants in the transaction will be included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

Investor Contact:
Kevin Barry, Director, Investor Relations
(617) 219-1410

Media Contacts:
Andrew Siegel / Jack Kelleher
Joele Frank
212-355-4449

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